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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)   February 2, 1998


                                 CHATCOM, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

              0-20462                             95-3746596
       (Commission File Number)     (I.R.S. Employer Identification No.)

 9600 TOPANGA CANYON BOULEVARD                        91311
      CHATSWORTH, CALIFORNIA                       (Zip Code)
(Address of principal executive offices)

                                 (818) 709-1778
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

     Effective February 2, 1998, ChatCom, Inc. (the "Company") dismissed Deloitte & Touche LLP ("Deloitte & Touche") as its principal independent accountant.

     Deloitte & Touche's report dated June 20, 1997 and its report dated June 26, 1996 on the financial statements of the Company for the fiscal years ended March 31, 1997 and 1996, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to audit scope or accounting principles. However, the report dated June 20, 1997 was modified as to uncertainty by including a statement that the Company's recurring losses and negative cash flows from operations raised substantial doubt about its ability to continue as a going concern and that such financial statements do not include any adjustments that might result from the outcome of such uncertainty.

     The decision to change the independent accounting firm was recommended and approved by the Audit Committee of the Company's Board of Directors.

     There have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended March 31, 1997 and 1996, and through the interim period preceding their dismissal on February 2, 1998, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         16.1 Letter dated February 4, 1998 from ChatCom, Inc. to Deloitte & Touche LLP.

         16.2 Letter dated February 6, 1998 from Deloitte & Touche LLP to the Securities and Exchange Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CHATCOM, INC.



Date:  February 6, 1998             By /s/ RICHARD F. GORDON, JR.
                                       -----------------------------------
                                       Richard F. Gordon, Jr.
                                       Chairman of the Board


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